UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2011

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100

Radnor, PA 19087-5283

(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

     On February 15, 2011, the Delaware Court of Chancery issued its decision in the action Air Products and Chemicals, Inc., v. Airgas, Inc. et al, and in the related shareholder action.   The Court denied Air Products’ and the shareholder plaintiffs’ requests for relief in their entirety and dismissed all claims asserted against the current and former defendants with prejudice. The Court’s opinion is attached as Exhibit 99.1.

     On February 16, 2011, Airgas announced a program to repurchase up to $300 million of its outstanding shares of common stock subject to the terms and conditions of the announcement.  A press release announcing the repurchase program is attached as Exhibit 99.2.

     The information contained in this Form 8-K report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

     Exhibit 99.1 — Opinion of Court of Chancery of the State of Delaware, dated February 15, 2011.

     Exhibit 99.2 — Press Release dated February 16, 2011.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2011	AIRGAS, INC.
(Registrant)

	BY:	/S/ THOMAS M. SMYTH
Thomas M. Smyth Vice President & Controller (Principal Accounting Officer)

Exhibit Index

(d) Exhibits.

Exhibit 99.1	Opinion of Court of Chancery of the State of Delaware, dated February 15, 2011
Exhibit 99.2	Press Release dated February 16, 2011